SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 3, 2004

                                   AXONYX INC.
             (Exact name of Registrant as Specified in its Charter)

          Nevada                        000-25571                 86-0883978
(State or Other Jurisdiction     (Commission file Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

500 Seventh Avenue, 10th Floor, New York, New York                  10018
(Address of Principal Executive Offices)                          (Zip Code)

        Registrant's telephone number, including area code (212) 645-7704

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Item 5. Other Events and Regulation FD Disclosure

Axonyx Inc. announced on May 4, 2004 that it has entered into definitive agreements with a group of institutional investors to raise $20 million of gross proceeds in a private placement of common stock and warrants. Proceeds from the transaction will be used to (1) broaden the Registrant's portfolio through the acquisition of new and complementary technologies focused on the Central Nervous System, especially protein disorders such as Alzheimer's disease, Parkinson's disease, Down's Syndrome, Lou Gehrig's disease and other similar disorders and
(2) fund working capital requirements for ongoing research, development and operations of the Registrant.

An aggregate of 3,076,923 million shares were issued at $6.50 per share. The aggregate number of five-year warrants issued was 923,077, which is equivalent to 30% of the total number of shares of common stock issued, with an exercise price of $8.50 per share. The Company has agreed to file a registration statement with the Securities and Exchange Commission within thirty days of closing to permit resales of the common stock by the investors.

UBS Securities LLC was the exclusive placement agent for this transaction. Punk Ziegel & Co. acted as a financial advisor to the company.

Exhibits

4.1 Securities Purchase Agreement dated as of May 3, 2004, among the Registrant and the purchasers.

4.2 Registration Rights Agreement dated as of May 3, 2004, by and among the Registrant and the purchasers.

4.3   Form of Warrant.

99.1  Press Release dated May 4, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of May, 2004.

                                             AXONYX INC.


                                             By: /s/ S. COLIN NEILL
                                                 ------------------------------
                                                 S. Colin Neill
                                                 Chief Financial Officer


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